Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2015 FINANCIAL RESULTS

ITASCA, IL, October 27, 2015 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2015. A printer-friendly format and supplemental quarterly data are available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release and information regarding their most comparable GAAP measures, please see “Information Regarding Non-GAAP Measures” beginning on page 8.

“We had another excellent quarter,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “In the third quarter, our combined Brokerage and Risk Management segments posted 9% growth in adjusted revenues, of which 4.1% was total organic growth, adjusted EBITDAC increased 11% and our adjusted EBITDAC margin improved 30 basis points. Total company adjusted net earnings per share grew 15%.”

•	Our Brokerage segment had a solid quarter. Adjusted revenues increased 10%, of which 3.0% was total organic growth, adjusted EBITDAC increased 10% and we improved our adjusted EBITDAC margin 10 basis points. During the third quarter, we completed 5 acquisitions with annualized revenues of $61 million bringing our year-to-date totals to 27 acquisitions with estimated annualized revenues totaling $177 million.

•	Our Risk Management segment had an outstanding quarter. Total organic revenues increased 9.3%, adjusted EBITDAC increased 15%, we improved our adjusted EBITDAC margin 90 basis points and we exceeded our 16.5% margin target.

•	Our clean energy investments had another quarter of consistent production and demand for our remaining plants is robust. Accordingly, we anticipate annualized net after-tax earnings from our clean-energy investments could increase by approximately 15% per annum in 2016 and 2017.

“Domestically, we see the rate environment flat within professional lines, casualty and auto, and we see modest weakening within property, workers comp and certain specialty lines such as marine and aviation. Interestingly, we are seeing smaller accounts holding firm, with some weakening in larger accounts. We are seeing similar conditions as we start the January 1, 2016 renewal season. Internationally, we are seeing a similar market in U.K. Retail and in Canada, but substantially more softening in London Specialty, Australia and New Zealand. Overall, we believe a modestly-down rate environment can be partially mitigated through exposure unit growth in certain lines and by our professionals demonstrating our expertise and high quality value added capabilities by strengthening our clients’ insurance portfolio in these times.”

The following table provides information that management believes is helpful when comparing third quarter 2015 revenues, EBITDAC and diluted net earnings per share with the same period in 2014. In addition, this table provides reconciliations to the most comparable GAAP measures for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share. A reconciliation of EBITDAC is provided on page 10.

Quarter Ended September 30							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	3rd Q 15	3rd Q 14	Chg	3rd Q 15	3rd Q 14	Chg	3rd Q 15	3rd Q 14
	(in millions)			(in millions)
Brokerage, as adjusted	$832.9	$759.9	10%	$227.6	$206.3	10%	$0.57	$0.57
Gains on book sales	2.6	0.9		2.6	0.9		0.01	—
Acquisition integration	—	—		(23.3)	(18.1)		(0.10)	(0.08)
Workforce & lease termination	—	—		(3.4)	(2.3)		(0.02)	(0.01)
Acquisition related adjustments	—	—		(0.2)	—		(0.02)	(0.01)
Levelized foreign currency translation	—	34.4		—	7.4		—	0.02

Brokerage, as reported	835.5	795.2		203.3	194.2		0.44	0.49

Risk Management, as adjusted	180.2	165.6	9%	31.7	27.6	15%	0.09	0.08
Workforce & lease termination	—	—		(1.4)	(0.2)		(0.01)	—
Client bankruptcy	(1.0)	—		(1.0)	—		—	—
Claim portfolio transfer ramp up	—	—		—	(2.0)		—	(0.01)
Levelized foreign currency translation	—	7.3		—	1.7		—	0.01

Risk Management, as reported	179.2	172.9		29.3	27.1		0.08	0.08

Total Brokerage & Risk Management, as reported	$1,014.7	$968.1		$232.6	$221.3		0.52	0.57

Corporate, as adjusted							0.11	0.02
Non-cash gains on changes in ownership levels							—	(0.01)
Litigation settlement net gain							0.12	—

Corporate, as reported							0.23	0.01

Total Company, as reported							$0.75	$0.58

Total Brokerage & Risk Management, as adjusted	$1,013.1	$925.5	9%	$259.3	$233.9	11%	$0.66	$0.65

Total Company, as adjusted							$0.77	$0.67

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The following table provides information that management believes is helpful when comparing the nine-month period 2015 revenues, EBITDAC and diluted net earnings per share with the same period in 2014.

Nine Months Ended September 30							Diluted Net
	Revenues			EBITDAC			Earnings Per Share
Segment	9 Mths 15	9 Mths 14	Chg	9 Mths 15	9 Mths 14	Chg	9 Mths 15	9 Mths 14
	(in millions)			(in millions)
Brokerage, as adjusted	$2,465.2	$2,024.4	22%	$655.9	$520.5	26%	$1.65	$1.52
Gains on book sales	7.0	2.6		7.0	2.6		0.03	0.01
Acquisition integration	—	—		(66.5)	(40.6)		(0.28)	(0.19)
Workforce & lease termination	—	—		(17.9)	(6.0)		(0.08)	(0.03)
Acquisition related adjustments	—	—		(2.7)	(1.1)		(0.08)	(0.03)
Levelized foreign currency translation	—	70.5		—	16.3		—	0.04

Brokerage, as reported	2,472.2	2,097.5		575.8	491.7		1.24	1.32

Risk Management, as adjusted	546.8	492.6	11%	94.9	80.1	18%	0.28	0.26
Workforce & lease termination	—	—		(1.9)	(0.8)		(0.01)	—
Client bankruptcy	(1.0)	—		(1.0)	—		—	—
Claim portfolio transfer ramp up	—	—		—	(4.7)		—	(0.02)
Levelized foreign currency translation	—	17.3		—	4.0		—	0.02

Risk Management, as reported	545.8	509.9		92.0	78.6		0.27	0.26

Total Brokerage & Risk Management, as reported	$3,018.0	$2,607.4		$667.8	$570.3		1.51	1.58

Corporate, as adjusted							0.07	(0.01)
Non-cash gains on changes in ownership levels							—	0.10
Litigation settlement net gain							0.13	—

Corporate, as reported							0.20	0.09

Total Company, as reported							$1.71	$1.67

Total Brokerage & Risk Management, as adjusted	$3,012.0	$2,517.0	20%	$750.8	$600.6	25%	$1.93	$1.78

Total Company, as adjusted							$2.00	$1.77

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Brokerage Segment Third Quarter Highlights - The following tables provide information that management believes is helpful when comparing certain 2015 financial information with the same period in 2014 (in millions).

Organic Revenues (non-GAAP)	3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Base Commissions and Fees
Commissions as reported	$594.6	$572.5	$1,748.6	$1,523.5
Fees as reported	181.7	165.0	505.8	403.2
Less commissions and fees from acquisitions	(60.2)	—	(330.1)	—
Less large account wins	—	(6.8)	—	(6.8)
Less disposed of operations	—	(2.0)	—	(8.0)
Levelized foreign currency translation	—	(29.4)	—	(62.4)

Organic base commissions and fees	$716.1	$699.3	$1,924.3	$1,849.5

Organic change in base commissions and fees	2.4%		4.0%

Supplemental Commissions
Supplemental commissions as reported	$29.2	$24.2	$90.9	$77.5
Less supplemental commissions from acquisitions	(0.7)	—	(8.9)	—
Levelized foreign currency translation	—	(0.9)	—	(2.8)

Organic supplemental commissions	$28.5	$23.3	$82.0	$74.7

Organic change in supplemental commissions	22.3%		9.8%

Contingent Commissions
Contingent commissions as reported	$14.5	$14.4	$81.8	$68.4
Less contingent commissions from acquisitions	(0.7)	—	(11.2)	—
Levelized foreign currency translation	—	(0.4)	—	(1.0)

Organic contingent commissions	$13.8	$14.0	$70.6	$67.4

Organic change in contingent commissions	-1.4%		4.8%

Total organic change	3.0%		4.3%

The following is a summary of Brokerage segment acquisition activity for 2015 and 2014:

	3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Shares issued for acquisitions and earnouts (excluding secondary offering in the nine months 2014)	1,824,000	1,941,000	7,145,000	4,083,000
Number of acquisitions closed	5	19	27	45
Estimated annualized revenues acquired (in millions)	$61.0	$178.7	$176.9	$693.6

Rollover revenues recognized in period from 2014 and Q1 and Q2 2015 acquisitions (in millions)	$53.8		$362.5
Portion of Q3 2015 acquisitions revenues recognized in period (in millions)	7.9		7.9

Total	$61.7		$370.4

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Brokerage Segment Third Quarter Highlights (continued)

Adjusted Compensation Expense and Ratio (non-GAAP)		3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Reported amounts		$473.9	$456.2	$1,430.2	$1,229.4
Acquisition integration		(7.1)	(13.4)	(29.8)	(29.2)
Workforce and lease termination related charges		(2.4)	(2.2)	(15.5)	(5.4)
Acquisition related adjustments		(0.2)	—	(2.7)	(1.1)
Levelized foreign currency translation		—	(20.0)	—	(40.5)

Adjusted amounts		$464.2	$420.6	$1,382.2	$1,153.2

Adjusted ratios using adjusted revenues on pages 1 and 2	*	55.7%	55.4%	56.1%	57.0%

*	Adjusted third quarter compensation ratio was 0.3 pts higher compared to the same period in 2014. All items were essentially consistent with the prior year.

Adjusted Operating Expense and Ratio (non-GAAP)		3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Reported amounts		$158.3	$144.8	$466.2	$376.4
Acquisition integration		(16.2)	(4.7)	(36.7)	(11.4)
Workforce and lease termination related charges		(1.0)	(0.1)	(2.4)	(0.6)
Levelized foreign currency translation		—	(7.0)	—	(13.7)

Adjusted amounts		$141.1	$133.0	$427.1	$350.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	16.9%	17.5%	17.3%	17.3%

*	Adjusted third quarter operating expense ratio was 0.6 pts lower than the same period in 2014. This ratio was primarily impacted by savings in consulting fees of 0.4 pts.

Adjusted EBITDAC (non-GAAP)	3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Total EBITDAC — see page 10 for computation	$203.3	$194.2	$575.8	$491.7
Gains from books of business sales	(2.6)	(0.9)	(7.0)	(2.6)
Acquisition integration *	23.3	18.1	66.5	40.6
Acquisition related adjustments	0.2	—	2.7	1.1
Workforce and lease termination related charges	3.4	2.3	17.9	6.0
Levelized foreign currency translation	—	(7.4)	—	(16.3)

Adjusted EBITDAC	$227.6	$206.3	$655.9	$520.5

Adjusted EBITDAC change	10.3%	46.8%	26.0%	42.7%

Adjusted EBITDAC margin	27.3%	27.2%	26.6%	25.7%

*	Acquisition integration costs consist mostly of IT system conversion costs, professional fees, branding and compensation related to the larger 2013 and 2014 acquisitions.

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Risk Management Segment Third Quarter Highlights — The following tables provide information that management believes is helpful when comparing certain 2015 financial information with the same period in 2014 (in millions):

Organic Revenues (non-GAAP)	3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Fees	$175.7	$167.0	$532.0	$494.8
International performance bonus fees	3.3	5.7	13.4	14.3

Fees as reported	179.0	172.7	545.4	509.1
Less fees from acquisitions	(1.9)	—	(2.1)	—
Less New South Wales contract run-off	(3.2)	(6.3)	(14.1)	(15.8)
Levelized foreign currency translation	—	(7.3)	—	(17.2)

Organic fees	$173.9	$159.1	$529.2	$476.1

Organic change in fees	9.3%	9.9%	11.2%	9.0%

During the nine-month period ended September 30, 2015, we completed 2 acquisitions in the Risk Management segment with annualized revenues of $7.6 million.

Adjusted Compensation Expense and Ratio (non-GAAP)		3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Reported amounts		$105.4	$103.4	$321.5	$310.4
Claim portfolio transfer ramp up costs		—	(0.8)	—	(2.4)
Workforce and lease termination related charges		(1.2)	(0.2)	(1.7)	(0.8)
Levelized foreign currency translation		—	(4.3)	—	(10.4)

Adjusted amounts		$104.2	$98.1	$319.8	$296.8

Adjusted ratios using adjusted revenues on pages 1 and 2	*	57.8%	59.2%	58.5%	60.3%

*	Adjusted third quarter compensation ratio was 1.4 pts lower than the same period in 2014 mostly related to savings in incentive compensation and headcount controls.

Adjusted Operating Expense and Ratio (non-GAAP)		3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Reported amounts		$44.5	$42.4	$132.3	$120.9
Claim portfolio transfer and ramp up costs		—	(1.2)	—	(2.3)
Workforce and lease termination related charges		(0.2)	—	(0.2)	—
Levelized foreign currency translation		—	(1.3)	—	(2.9)

Adjusted amounts		$44.3	$39.9	$132.1	$115.7

Adjusted ratios using adjusted revenues on pages 1 and 2	*	24.6%	24.1%	24.2%	23.5%

*	Adjusted third quarter operating expense ratio was 0.5 pts higher than the same period in 2014. This ratio was primarily impacted by higher consulting fees of 1.4 pts, partially offset by savings in business insurance of 0.7 pts.

Adjusted EBITDAC (non-GAAP)	3rd Q 15	3rd Q 14	9 Mths 15	9 Mths 14
Total EBITDAC — see page 10 for computation	$29.3	$27.1	$92.0	$78.6
Workforce and lease termination related charges	1.4	0.2	1.9	0.8
Claim portfolio transfer and ramp up	—	2.0	—	4.7
Client bankruptcy	1.0	—	1.0	—
Levelized foreign currency translation	—	(1.7)	—	(4.0)

Adjusted EBITDAC	$31.7	$27.6	$94.9	$80.1

Adjusted EBITDAC change	14.9%	19.1%	18.5%	11.2%

Adjusted EBITDAC margin	17.6%	16.7%	17.4%	16.3%

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Corporate Segment Third Quarter Highlights — The following table provides information that management believes is helpful when comparing 2015 operating results for the Corporate segment with the same periods in 2014 (in millions):

	2015			2014
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
3rd Quarter
Interest and banking costs	$(26.2)	$10.5	$(15.7)	$(26.5)	$10.6	$(15.9)
Clean energy related (1)	(40.2)	81.2	41.0 (4)	(21.8)	50.2	28.4
Acquisition costs	(0.2)	0.1	(0.1)	(4.2)	0.2	(4.0)
Corporate	(3.9)	(1.4)	(5.3)	(4.2)	(0.3)	(4.5)

Adjusted 3rd quarter	$(70.5)	$90.4	19.9	$(56.7)	$60.7	4.0

Impact from re-consolidation accounting gains (2)			—			(2.5)
Litigation settlement net gain (3)			22.3			—

Reported 3rd quarter			$42.2			$1.5

Nine Months
Interest and banking costs	$(79.1)	$31.6	$(47.5)	$(64.8)	$25.9	$(38.9)
Clean energy related (1)	(88.8)	169.3	80.5 (4)	(58.9)	126.6	67.7
Acquisition costs	(3.4)	0.5	(2.9)	(16.2)	1.1	(15.1)
Corporate	(21.4)	4.6	(16.8)	(12.5)	(1.9)	(14.4)

Adjusted nine months	$(192.7)	$206.0	13.3	$(152.4)	$151.7	(0.7)

Impact from re-consolidation accounting gains (2)			—			14.1
Litigation settlement net gain (3)			22.3			—

Reported nine months			$35.6			$13.4

(1)	Pretax earnings for the third quarter are presented net of amounts attributable to noncontrolling interests of $9.4 million in 2015 and $7.3 million in 2014. Pretax earnings for the nine month periods ended September 30 are presented net of amounts attributable to noncontrolling interests of $23.1 million in 2015 and $20.6 million in 2014.

(2)	Excludes non-cash gain from re-consolidation accounting gains related to clean-energy investments recorded in the first quarter of 2014 and related tax credit recognition.

(3)	During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter will result in after-tax charges of approximately $4.5 million per quarter through June 30, 2017, which will also be presented in the Corporate segment.

(4)	In our quarterly investor supplement posted at www.ajg.com/financialreports, management provides estimates (E) of future earnings related to its clean energy related investments. Below is a table showing what we estimated on July 28, 2015 and what we are now reporting (R) for the third quarter 2015 as adjusted and estimated for the fourth quarter 2015. The table shows that our estimates for the last half of 2015 in total did not change significantly. However, there was timing between quarters because more taxable income was recognized in the third quarter than anticipated on July 28, 2015, mostly due to the litigation settlement gain discussed above.

	As Provided on July 28, 2015				Currently Estimated as of October 27, 2015
(in millions)	Low		High		Low		High
3rd Quarter	$26.0	E	$30.0	E	$41.0	R	$41.0	R
4th Quarter	33.0	E	38.0	E	22.0	E	24.0	E

Last half of 2015	$59.0		$68.0		$63.0		$65.0

Debt, interest and banking — At September 30, 2015, Gallagher had $2,125.0 million of borrowings from private placements and $153.0 million of short-term borrowings under its line of credit facility. On May 18, 2015 we entered into a two year revolving loan facility that provides funding for the three acquired Australian and New Zealand premium finance subsidiaries. This facility comprises four tranches which total approximately $155.0 million, of which $114.6 million was outstanding at September 30, 2015. These premium funding related borrowings are fully collateralized by the underlying premium finance related receivables and as such are excluded from our debt covenant computations. This facility replaced a previous facility which was originally entered into on June 16, 2014.

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Corporate Segment Third Quarter Highlights (continued)

At-the-market equity program — Gallagher has an at-the-market equity program under which up to $15.6 million of its common stock remaining in the program may be sold through Morgan Stanley & Co. LLC as sales agent. During third quarter 2014, Gallagher did not sell any shares of its common stock under the program.

Clean energy investments — The following provides certain information related to Gallagher’s investments in limited liability companies that own 34 clean coal production plants, which produce refined coal using proprietary technologies owned by Chem-Mod. We believe that the production and sale of refined coal at these plants qualifies to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. The underlying operations of those investments where Gallagher has a controlling ownership interest are consolidated.

		Gallagher’s Portion of Estimated
($ in millions)	Gallagher’s Tax-Effected Book Value At September 30, 2015	Additional Required Tax-Effected Capital Investment	Ultimate Annual After-tax Earnings (1)
Investments that own 2009 Era Plants
10 Under long-term production contracts	$7.7	$—	$20.0
2 Under long-term production contracts estimated to resume production in 4th quarter 2015	0.6	0.6	15.0
2 In late stages of negotiations for long-term production contracts 0.6 4.2			15.0
Investments that own 2011 Era Plants
16 Under long-term production contracts	32.9	—	75.0
1 Under long-term production contracts estimated to resume production in 1st quarter 2016	0.9	3.4	10.0
3 In very early discussions with several host utilities	1.0	Not Estimable	Not Estimable

(1)	Reflects management’s current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities. It is unlikely Gallagher will fully achieve these earnings in 2016 as the clean-coal production plants are forecasted to resume production at various dates throughout 2016. Further, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as for many other operational, regulatory and environmental compliance reasons. Achieving these estimates in 2017 may be possible assuming successful progress in 2016.

Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher an average of approximately $4.0 million to $5.0 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs — Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate — Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 34% to 36% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2015 and 2014 was (33.3)% and (6.2)%, respectively. Gallagher’s tax rate for the quarters ended September 30, 2015 and 2014 was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned.

Segment Reclassification

In first quarter 2015, Gallagher transferred management of a claims handling operation from the Brokerage segment to the Risk Management segment. Total revenues related to this operation were $4.9 million and $4.6 million in third quarter 2015 and 2014, respectively, $14.7 million and $13.5 million in the nine month periods ended September 30, 2015 and 2014,

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respectively. Gallagher made the applicable segment reclassifications to the prior-period amounts to conform to the current-period presentation. The changes in the segment structure affect only the manner in which the results for the reportable segments were previously reported. These reclassifications did not impact Gallagher’s previously reported consolidated net earnings. See the quarterly results in the financial supplement for the reclassification of all quarters provided.

Webcast Conference Call

Gallagher will host a webcast conference call on Wednesday, October 28, 2015 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 31 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; and (v) the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks — all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape — all of which could impact (iii) — (v) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted presentation — Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

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•	Adjusted revenues and expenses — Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, claim portfolio transfer ramp up fees/costs, client bankruptcy impact, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios — Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures — Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC — Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin — Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC — Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, client bankruptcy impact, workforce related charges, lease termination related charges, claim portfolio transfer ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin — Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments — Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, client bankruptcy impact, claim portfolio transfer ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding.

•	Organic Revenues — For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee organic growth excludes the impact of supplemental commission and contingent commission revenues, the impact of prior year large account wins and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of run-off of the New South Wales Workers’ Compensation Scheme and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures — This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 10), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4 and 5, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC — 3rd Qtr Ended September 30,

(Unaudited — in millions except per share, percentage and workforce data)

Brokerage Segment	3rd Q Ended Sept 30, 2015	3rd Q Ended Sept 30, 2014	9 Mths Ended Sept 30, 2015	9 Mths Ended Sept 30, 2014
Commissions	$594.6	$572.5	$1,748.6	$1,523.5
Fees	181.7	165.0	505.8	403.2
Supplemental commissions	29.2	24.2	90.9	77.5
Contingent commissions	14.5	14.4	81.8	68.4
Investment income and gains realized on books of business sales	15.5	19.1	45.1	24.9

Revenues	835.5	795.2	2,472.2	2,097.5

Compensation	473.9	456.2	1,430.2	1,229.4
Operating	158.3	144.8	466.2	376.4
Depreciation	13.8	12.4	39.2	31.8
Amortization	57.3	53.5	170.1	132.9
Change in estimated acquisition earnout payables	9.7	4.5	26.4	16.7

Expenses	713.0	671.4	2,132.1	1,787.2

Earnings before income taxes	122.5	123.8	340.1	310.3
Provision for income taxes	47.0	44.6	123.7	110.1

Net earnings	75.5	79.2	216.4	200.2
Net earnings (loss) attributable to noncontrolling interests	(1.8)	0.4	3.3	0.3

Net earnings attributable to controlling interests	$77.3	$78.8	$213.1	$199.9

EBITDAC
Net earnings	$75.5	$79.2	$216.4	$200.2
Provision for income taxes	47.0	44.6	123.7	110.1
Depreciation	13.8	12.4	39.2	31.8
Amortization	57.3	53.5	170.1	132.9
Change in estimated acquisition earnout payables	9.7	4.5	26.4	16.7

EBITDAC	$203.3	$194.2	$575.8	$491.7

Risk Management Segment	3rd Q Ended Sept 30, 2015	3rd Q Ended Sept 30, 2014	9 Mths Ended Sept 30, 2015	9 Mths Ended Sept 30, 2014
Fees	$179.0	$172.7	$545.4	$509.1
Investment income	0.2	0.2	0.4	0.8

Revenues	179.2	172.9	545.8	509.9

Compensation	105.4	103.4	321.5	310.4
Operating	44.5	42.4	132.3	120.9
Depreciation	6.1	5.3	17.6	15.4
Amortization	0.8	0.8	2.2	2.4
Change in estimated acquisition earnout payables	—	—	(0.5)	(0.1)

Expenses	156.8	151.9	473.1	449.0

Earnings before income taxes	22.4	21.0	72.7	60.9
Provision for income taxes	8.6	7.7	26.9	22.3

Net earnings	13.8	13.3	45.8	38.6
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$13.8	$13.3	$45.8	$38.6

EBITDAC
Net earnings	$13.8	$13.3	$45.8	$38.6
Provision for income taxes	8.6	7.7	26.9	22.3
Depreciation	6.1	5.3	17.6	15.4
Amortization	0.8	0.8	2.2	2.4
Change in estimated acquisition earnout payables	—	—	(0.5)	(0.1)

EBITDAC	$29.3	$27.1	$92.0	$78.6

Corporate Segment	3rd Q Ended Sept 30, 2015	3rd Q Ended Sept 30, 2014	9 Mths Ended Sept 30, 2015	9 Mths Ended Sept 30, 2014
Revenues from consolidated clean coal facilities	$392.6	$304.8	$965.8	$709.3
Royalty income from clean coal licenses	15.9	16.7	44.2	44.1
Loss from unconsolidated clean coal facilities	(0.4)	(0.3)	(1.0)	(3.0)
Other net revenues	32.0	(2.5)	30.5	23.3

Revenues	440.1	318.7	1,039.5	773.7

Cost of revenues from consolidated clean coal facilities	418.9	326.2	1,035.0	767.7
Compensation	25.6	5.0	43.5	21.1
Operating	5.3	10.1	20.2	28.0
Interest	25.6	25.9	77.2	63.3
Depreciation	3.9	0.9	11.3	2.8

Expenses	479.3	368.1	1,187.2	882.9

Loss before income taxes	(39.2)	(49.4)	(147.7)	(109.2)
Benefit for income taxes	(90.8)	(58.2)	(206.4)	(143.2)

Net earnings	51.6	8.8	58.7	34.0
Net earnings attributable to noncontrolling interests	9.4	7.3	23.1	20.6

Net earnings attributable to controlling interests	$42.2	$1.5	$35.6	$13.4

EBITDAC
Net earnings	$51.6	$8.8	$58.7	$34.0
Benefit for income taxes	(90.8)	(58.2)	(206.4)	(143.2)
Interest	25.6	25.9	77.2	63.3
Depreciation	3.9	0.9	11.3	2.8

EBITDAC	$(9.7)	$(22.6)	$(59.2)	$(43.1)

See “Information Regarding Non-GAAP Measures” on page 8 of 12 and other information to third quarter 2015 earnings release on page 12 of 12.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC — 3rd Qtr Ended September 30,

(Unaudited — in millions except share and per share data)

Total Company	3rd Q Ended Sept 30, 2015	3rd Q Ended Sept 30, 2014	9 Mths Ended Sept 30, 2015	9 Mths Ended Sept 30, 2014
Commissions	$594.6	$572.5	$1,748.6	$1,523.5
Fees	360.7	337.7	1,051.2	912.3
Supplemental commissions	29.2	24.2	90.9	77.5
Contingent commissions	14.5	14.4	81.8	68.4
Investment income and gains realized on books of business sales	15.7	19.3	45.5	25.7
Revenues from clean coal activities	408.1	321.2	1,009.0	750.4
Other net revenues — Corporate	32.0	(2.5)	30.5	23.3

Revenues	1,454.8	1,286.8	4,057.5	3,381.1

Compensation	604.9	564.6	1,795.2	1,560.9
Operating	208.1	197.3	618.7	525.3
Cost of revenues from clean coal activities	418.9	326.2	1,035.0	767.7
Interest	25.6	25.9	77.2	63.3
Depreciation	23.8	18.6	68.1	50.0
Amortization	58.1	54.3	172.3	135.3
Change in estimated acquisition earnout payables	9.7	4.5	25.9	16.6

Expenses	1,349.1	1,191.4	3,792.4	3,119.1

Earnings before income taxes	105.7	95.4	265.1	262.0
Benefit for income taxes	(35.2)	(5.9)	(55.8)	(10.8)

Net earnings	140.9	101.3	320.9	272.8
Net earnings attributable to noncontrolling interests	7.6	7.7	26.4	20.9

Net earnings attributable to controlling interests	$133.3	$93.6	$294.5	$251.9

Diluted net earnings per share	$0.75	$0.58	$1.71	$1.67

Dividends declared per share	$0.37	$0.36	$1.11	$1.08

EBITDAC
Net earnings	$140.9	$101.3	$320.9	$272.8
Benefit for income taxes	(35.2)	(5.9)	(55.8)	(10.8)
Interest	25.6	25.9	77.2	63.3
Depreciation	23.8	18.6	68.1	50.0
Amortization	58.1	54.3	172.3	135.3
Change in estimated acquisition earnout payables	9.7	4.5	25.9	16.6

EBITDAC	$222.9	$198.7	$608.6	$527.2

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited — in millions except per share data)

	Sept 30, 2015	Dec 31, 2014
Cash and cash equivalents	$369.7	$314.4
Restricted cash	1,349.6	1,367.6
Premiums and fees receivable	1,600.8	1,462.5
Other current assets	700.0	666.7

Total current assets	4,020.1	3,811.2
Fixed assets — net	200.7	195.4
Deferred income taxes	487.8	392.6
Other noncurrent assets	480.4	385.2
Goodwill — net	3,579.6	3,449.6
Amortizable intangible assets — net	1,741.8	1,776.0

Total assets	$10,510.4	$10,010.0

Premiums payable to insurance and reinsurance companies	$2,707.1	$2,623.3
Accrued compensation and other accrued liabilities	648.3	623.7
Unearned fees	51.7	66.1
Other current liabilities	54.5	61.7
Premium financing borrowings	114.6	127.9
Corporate related borrowings — current	153.0	140.0

Total current liabilities	3,729.2	3,642.7
Corporate related borrowings — noncurrent	2,125.0	2,125.0
Other noncurrent liabilities	948.3	937.2

Total liabilities	6,802.5	6,704.9

Stockholders’ equity:
Common stock — issued and outstanding	176.7	164.6
Capital in excess of par value	3,193.6	2,649.4
Retained earnings	778.4	676.0
Accumulated other comprehensive loss	(496.3)	(260.6)

Total controlling interests stockholders’ equity	3,652.4	3,229.4
Noncontrolling interests	55.5	75.7

Total stockholders’ equity	3,707.9	3,305.1

Total liabilities and stockholders’ equity	$10,510.4	$10,010.0

See “Information Regarding Non-GAAP Measures” on page 8 of 12 and other information to third quarter 2015 earnings release on page 12 of 12.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited — data is rounded where indicated)

OTHER INFORMATION	3rd Q Ended Sept 30, 2015	3rd Q Ended Sept 30, 2014	9 Mths Ended Sept 30, 2015	9 Mths Ended Sept 30, 2014
Basic weighted average shares outstanding (000s)	175,956	160,231	170,715	149,571
Diluted weighted average shares outstanding (000s)	176,808	161,503	171,772	151,006
Common shares issued for acquisitions and earnouts (excluding secondary offering in 9 Mths Ended Sept 30, 2014) (000s)	1,824	1,941	7,145	4,083
Number of acquisitions closed	5	19	29	45
Estimated annualized revenues acquired (in millions)	$61.0	$178.7	$184.5	$693.6
Number of common shares outstanding at end of period (000s)			176,695	161,374
Workforce at end of period (includes acquisitions):
Brokerage			15,802	14,677
Risk Management			5,184	4,921
Total Company			21,419	19,980

Contact: Marsha Akin

Director — Investor Relations

630-285-3501 or marsha_akin@ajg.com

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